UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May18, 2012

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)

(770) 644-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2012, the Retirement Committee of Graphic Packaging International, Inc., a wholly-owned subsidiary of Graphic Packaging Holding Company (collectively referred to herein as the “Company”), approved the First Amendment to the Graphic Packaging International, Inc. Supplemental Plan for Participants in the Riverwood International Employees Retirement Plan (the “Amendment”). The Amendment increases the benefit for the Company's President and Chief Executive Officer, David W. Scheible, by modifying the benefit formula so that it is equal to 2% of his average final salary (as defined in the Riverwood International Employees Retirement Plan (the “Qualified Plan”) multiplied by his years of benefit service (as defined in the Qualified Plan), less the accrued benefits from all other Company qualified and nonqualified plans. This benefit is effective July 1, 2012. Pursuant to the Amendment, only the formula for calculating Mr. Scheible's benefit under the plan is changing; early retirement reductions, accruals while disabled, pre-retirement death benefits and optional forms of payment remain the same.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

10.1	First Amendment to the Graphic Packaging International, Inc. Supplemental Plan for Participants in the Riverwood International Employees Retirement Plan, as amended dated May 18, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012	By:	/s/Stephen A. Hellrung
Stephen A. Hellrung Senior Vice President, General Counsel and Secretary